ARTICLES OF INCORPORTION

                                       OF

                            COMMERCIAL CONCEPTS, INC.

         We, the undersigned, natural persons over the age of eighteen (18) years, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is COMMERCIAL CONCEPTS, INC.

                                   ARTICLE II
                                    DURATION

         The duration of the Corporation shall be perpetual.

                                   ARTICLE III
                                GENERAL PURPOSES

        This Corporation is organized for the following purposes:

        A.      To purchase, sell and deal in products and technologies.

        B.      To acquire or merge into existing business.

        C. To buy, sell, mortgage, exchange, lease, hold for investment, or otherwise operate real and personal property of all kinds and any interest therein.

        D.      For any other purposes allowed by law.

        E. The provisions of this Article shall be construed as purposes and powers and each as an independent purpose and power. The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers therein specified shall not be limited or restricted by reference to, or inference from, the terms of any provision of this or any other article hereof.

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The aggregate number of shares the Corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares with a par value of ONE TENTH OF ONE CENT ($0.001) per share. All stock of this Corporation shall be of the same class which shall be designated common stock.

                                    ARTICLE V
                             COMMENCMENT OF BUSINESS

         The Corporation will not commence business until at least ONE THOUSAND DOLLARS ($1,000) in cash or property has been received by it as consideration for the issuance of its shares.

                                   ARTICLE VI
                           REGISTERED OFFICE AND AGENT

         The post office address of the Corporation's initial registered office is 933 Red Haven Drive, Sandy, UT 84070 and the name of its initial registered agent at such address is Robin B. Crandall.

                                   ARTICLE VII
                               PRE-EMPTIVE RIGHTS

         The shareholders shall have no pre-emptive rights to acquire any securities of this Corporation.

                                  ARTICLE VIII
                                    DIRECTORS

         The number of directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

                    Robin B. Crandall        933 Red Haven Drive
                                             Sandy, Utah 84070

                    Jace N. Green            40 Edison Avenue
                                             Murray, Utah  84107

                    Maurice E. Hall          6273 South 1300 East, A
                                             Salt Lake City, Utah 84121

                                   ARTICLE IX
                                  INCORPORATORS

         The names and addresses of the incorporators are:

                    Robin B. Crandall        933 Red Haven Drive
                                             Sandy, Utah 84070

                    Jace N. Green            40 Edison Avenue
                                             Murray, Utah 84107

                    Maurice E. Hall          6273 South 1300 East, A
                                             Salt Lake City, Utah 84121


                                    ARTICLE X
                                NON-ASSESSABILITY

         Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

                                   ARTICLE XI
                         EXEMPTION FROM CORPORATE DEBTS

         The private property of the Shareholders shall rot be subject to the payment of any corporate debts to any extent whatsoever.

         DATED this 29th day of February, 1984.

                                          /s/ Robin B. Crandle
                                          --------------------------------
                                          Incorporator


                                          /s/ Jace N. Green
                                          --------------------------------
                                          Incorporator


                                          /s/ Maurice B. Hall
                                          --------------------------------
                                          Incorporator

  STATE OF UTAH            )
                  )

  COUNTY OF Salt Lake      )

         On the 29th day of February 1984, personally appeared,  before me ROBIN
B. CRANDALL, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of February 1984.

                                          /s/ Marjorie Jansen
                                          --------------------------------
                                          NOTARY PUBLIC
                                          Residing at Bountiful, Utah

My Commission expires:
                                                      [NOTARY SEAL]
  April 1, 1987

  STATE OF UTAH            )
                  )

  COUNTY OF Salt Lake      )

         On the 29th day of February 1984,  personally appeared,  before me JACE
N. GREEN, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of February 1984.


                                          /s/ Marjorie Jansen
                                          --------------------------------
                                          NOTARY PUBLIC
                                          Residing at Bountiful, Utah

My Commission expires:
                                                       [NOTARY SEAL]
  April 1, 1987

  STATE OF UTAH            )
                  )

  COUNTY OF Salt Lake      )

         On the 29th day of February 1984, personally appeared, before me MAURICE B. HALL, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of February 1984.

                                          /s/ Marjorie Jansen
                                          --------------------------------
                                          NOTARY PUBLIC
                                          Residing at Bountiful, Utah

My Commission expires:
                                                       [NOTARY SEAL]
  April 1, 1987